                                                                     EXHIBIT 4.5

                                 AMENDMENT NO. 1
                                       TO
                                 NOTE AGREEMENT

      This AMENDMENT NO. 1 TO NOTE AGREEMENT (this "Amendment"), dated as of September 25, 1996, is made by and among GENENCOR INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and each of the institutions that are signatories hereto (such institutions being collectively referred to as the "Noteholders").

                                   BACKGROUND

      1. The Company and each of the Noteholders are parties to the Note Agreement (the "Existing Note Agreement"), dated as of March 28, 1996, that provides, among other things, for the sale by the Company and the purchase by the Noteholders of One Hundred Forty Million Dollars ($140,000,000) in aggregate principal amount of the Company's 6.82% Senior Notes due March 30, 2006 (the "Notes").

      2. The Company has requested that the Existing Note Agreement be amended as provided in this Amendment.

      NOW, THEREFORE, in order to induce the Noteholders to amend the Existing Note Agreement and in consideration of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company agrees with the Noteholders as follows:

SECTION 1. DEFINED TERMS.

      All capitalized terms used, but not specifically defined, in this Amendment have the respective meanings assigned to them in or pursuant to the provisions of the Existing Note Agreement as amended by this Amendment (the Existing Note Agreement, as so amended, being referred to as the "Amended Note Agreement").

SECTION 2. AMENDMENT TO EXISTING NOTE AGREEMENT.

      Paragraph 6B of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

            "6B. EBITDA LEVERAGE MAINTENANCE TEST. The Company will not permit the ratio of

            (i) Consolidated Indebtedness, determined as of the end of any fiscal quarter of the Company, to

            (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending with such fiscal quarter,

to be greater than (a) 4.75 to 1.00, as of the end of any fiscal quarter ending at any time from and including September 30, 1996 to and including June 30, 1997, (b) 4.50 to 1.00, as of the end of either fiscal quarter ending on and including September 30, 1997 or December 31, 1997, or (c) 3.50 to 1.00, as of the end of any fiscal quarter ending on or after March 31, 1998."

SECTION 3. WARRANTIES AND REPRESENTATIONS.

      The Company warrants and represents to each Noteholder that as of the date of this Amendment and as of the Effective Date (as defined in Section 4):

      3.1 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1995.

      3.2 NO DEFAULTS. No event has occurred and no condition exists that, on the Effective Date, would constitute a Default or Event of Default.

      3.3 AMENDMENT IS ENFORCEABLE. This Amendment and the Amended Note Agreement are legal, valid and binding and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability hereof and of the Amended Note Agreement may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and the application of general equitable principles.

SECTION 4. EFFECTIVENESS OF AMENDMENT.

      This Amendment shall have no effect until the Company and the Required Holders shall have executed and delivered this Amendment (such time of effectiveness is referred to as the "Effective Date").

SECTION 5. EFFECT OF AMENDMENT.

      Except as expressly provided in this Amendment, the Existing Note Agreement and the Notes shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

SECTION 6. EXPENSES.

      The Company shall promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all out-of-pocket expenses relating to this Amendment, including but not limited to the fees and disbursements of Hebb & Gitlin, special counsel to the Noteholders. The obligations of the Company under this Section 6 shall survive the termination of this Amendment.

SECTION 7. SURVIVAL.

      All warranties. representations. certifications and covenants made by the Company in this Amendment or in any certificate or other instrument delivered by the Company or on its behalf under this Amendment shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Amendment, regardless of any investigation made by or on behalf of any Noteholder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Amendment.

SECTION 8. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART.

      Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

      This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

SECTION 9. GOVERNING LAW.

      This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of New York.

      [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

      IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

GENENCOR INTERNATIONAL, INC.


By:      /s/ Robert S. Graff
       --------------------------------

Name:  Robert S. Graff

Title: Senior Vice President and Chief
       Financial Officer

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:      /s/ Kevin J. Kraska
       --------------------------------

Name:  Kevin J. Kraska

Title: Vice President

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:      /s/ J. Thomas Christofferson
       --------------------------------
Name:  J. Thomas Christofferson

Title: Vice President


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


By:      /s/ John P. Kavanaugh
       --------------------------------

Name:  John P. Kavanaugh

Title: Vice President

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:      /s/ Scott C. Hyney
       --------------------------------

Name:  Scott C. Hyney

Title: Assistant Vice President

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

THE HANOVER INSURANCE COMPANY

By:      /s/ William K. Fain
       --------------------------------

Name:  William K. Fain

Title: Assistant Treasurer


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
        BY CIGNA INVESTMENTS, INC.


By:      /s/ Stephen L. Roberts
       --------------------------------

Name:  Stephen L. Roberts

Title: Vice President


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

CITIZENS INSURANCE COMPANY OF AMERICA


By:      /s/ William K. Fain
       --------------------------------

Name:  William K. Fain

Title: Assistant Treasurer


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, ON
       BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
       BY CIGNA INVESTMENTS, INC.


By:      /s/ Stephen L. Roberts
       --------------------------------

Name:  Stephen L. Roberts

Title: Vice President


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

LIFE INSURANCE COMPANY OF NORTH AMERICA
       BY CIGNA INVESTMENTS, INC.

By:      /s/ Stephen L. Roberts
       --------------------------------

Name:  Stephen L. Roberts

Title: Vice President

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

AMERICAN REPUBLIC INSURANCE COMPANY

By:      /s/ G.F. Sheldon
       --------------------------------

Name:  G.F. Sheldon

Title: Senior Vice President, Investments

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

UNITED OF OMAHA LIFE INSURANCE COMPANY


By:      /s/ Curt Caldwell
       --------------------------------

Name:  Curt Caldwell

Title: First Vice President


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

COMPANION LIFE INSURANCE COMPANY

By:      /s/ Edwin H. Garrison , Jr.
       --------------------------------

Name:  Edwin H. Garrison , Jr.

Title: First Vice President


COMPANION LIFE INSURANCE COMPANY

By:      /s/ Richard A. Witt
       --------------------------------

Name:  Richard A. Witt

Title: Second Vice President
       & Assistant Treasurer


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

PACIFIC MUTUAL LIFE INSURANCE COMPANY


By:      /s/ Diane W. Dales
       --------------------------------

Name:  Diane W. Dales

Title: Assistant Vice President


By:      /s/ Audrey L. Milfs
       --------------------------------

Name:  Audrey L. Milfs

Title: Corporate Secretary

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

THE OHIO CASUALTY INSURANCE COMPANY


By:      /s/ Richard B. Kelly
       --------------------------------

Name:  Richard B. Kelly

Title: Senior Investment Officer

       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]

BERKSHIRE LIFE INSURANCE COMPANY


By:      /s/ Ellen I. Whittaker
       --------------------------------

Name:  Ellen I. Whittaker

Title: Investment Officer


       [AMENDMENT NO. 1 TO NOTE AGREEMENT OF GENENCOR INTERNATIONAL, INC.]